Exhibit 21.1

Subsidiaries of the Registrant: CTO Realty Growth, Inc.

as of December 31, 2020:

		Percentage of
	Organized	Voting Securities
	Under	Owned by Immediate
	Laws of	Parent
Alpine Income Property Manager, LLC	Delaware	100.0	(3)
Indigo Group Inc.	Florida	100.0
Indigo Group Ltd. (A Limited Partnership)	Florida	93.475	(1)
Indigo Development LLC	Florida	100.0	(3)
Palms Del Mar Inc.	Florida	100.0
Indigo International LLC	Florida	100.0	(3)
Tomoka Ag Inc.	Florida	0.0	(2)
Indigo Grand Champion Five LLC	Florida	100.0	(4)
Indigo Grand Champion Six LLC	Florida	100.0	(4)
Indigo Grand Champion Ten LLC	Florida	100.0	(4)
Indigo Mallard Creek LLC	Florida	100.0	(5)
Bluebird Arrowhead Phoenix LLC	Delaware	100.0	(6)
Bluebird Germantown MD LLC	Delaware	100.0	(6)
Bluebird Renton WA LLC	Delaware	100.0	(6)
CTLC Golden Arrow Katy LLC	Delaware	100.0	(6)
CTO Gemini Holdings (CTLC) LLC	Delaware	100.0	(3)
CTO Gemini Holdings (IDL) LLC	Delaware	100.0	(5)
CTO Gemini Holdings (IGI) LLC	Delaware	100.0	(7)
CTO TRS Crisp39 LLC	Delaware
CTO16 Atlantic LLC	Delaware	100.0	(3)
CTO16 Austin LLC	Delaware	100.0	(3)
CTO16 Dallas LLC	Delaware	100.0	(3)
CTO16 Monterey LLC	Delaware	100.0	(3)
CTO16 Olive TX LLC	Delaware	100.0	(3)
CTO16 OSI LLC	Delaware	100.0	(3)
CTO16 Peterson LLC	Delaware	100.0	(3)
CTO17 Aruba Land LLC	Delaware	100.0	(3)
CTO17 Sarasota LLC	Delaware	100.0	(3)
CTO17 Westcliff TX LLC	Delaware	100.0	(3)
CTO18 Albuquerque NM LLC	Delaware	100.0	(3)
CTO18 Arlington TX LLC	Delaware	100.0	(3)
CTO18 Aspen LLC	Delaware	100.0	(3)
CTO18 Jacksonville FL LLC	Delaware	100.0	(3)
CTO19 Carpenter Austin LLC	Delaware	100.0	(3)
CTO19 Josephine Austin LLC	Delaware	100.0	(3)
CTO19 NRH TX LLC	Delaware	100.0	(3)
CTO19 Oceanside NY LLC	Delaware	100.0	(3)
CTO19 Reston VA LLC	Delaware	100.0	(3)
CTO19 Strand Jax LLC	Delaware	100.0	(3)
CTO19 Taft Vineland LLC	Delaware	100.0	(3)
CTO19 WOFAT LLC	Delaware	100.0	(3)
CTO20 Cornerstone LLC	Delaware	100.0	(3)
CTO20 Crossroads AZ LLC	Delaware	100.0	(3)
CTO20 Falls Centre LLC	Delaware	100.0	(3)
CTO20 Hialeah LLC	Delaware	100.0	(3)
CTO20 Perimeter II LLC	Delaware	100.0	(3)
CTO20 Perimeter LLC	Delaware	100.0	(3)
CTO20 Santa Fe	Delaware	100.0	(3)
CTO20 Tampa LLC	Delaware	100.0	(3)
Daytona JV LLC	Delaware	100.0	(8)
DB Beach Land LLC	Delaware	100.0	(3)
DB Mainland LLC	Delaware	100.0	(3)(10)
DB Mainland Two LLC	Delaware	100.0	(3)
DB Main Street LLC	Delaware	100.0	(3)
Five Golf LLC	Delaware	100.0	(3)

		Percentage of
	Organized	Voting Securities
	Under	Owned by Immediate
	Laws of	Parent
Golden Arrow 6 LLC	Delaware	100.0	(3)
Golden Arrow Charlotte NC LLC	Delaware	100.0	(6)
Golden Arrow Clermont FL LLC	Delaware	100.0	(6)
Golden Arrow First St. Sarasota LLC	Delaware	100.0	(3)
Golden Arrow WPP LLC	Delaware	100.0	(7)
IGI16 Peterson LLC	Delaware	100.0	(7)
IGI18 Back 40 LLC	Delaware	100.0	(7)
IGI19 FC VA LLC	Delaware	100.0	(7)
IGI20 Crossroads AZ LLC	Delaware	100.0	(7)
IGI20 Tampa LLC	Delaware	100.0	(7)
IGL20 Tampa LLC	Delaware
LHC14 Old DeLand LLC	Delaware	100.0	(3)(9)
LHC15 Atlantic DB JV LLC	Delaware	100.0	(3)
LHC15 Raleigh NC LLC	Delaware	100.0	(3)
LHC15 Riverside FL LLC	Delaware	100.0	(3)
LHC15 WPP LLC	Delaware	100.0	(7)

(1)

CTO Realty Growth, Inc. is a limited partner of Indigo Group Ltd., and owns 93.475% of the total partnership equity. Palms Del Mar, Inc. is the other limited partner and owns 5.065% of the total partnership equity. Indigo Group Inc. is the managing general partner and owns 1.46% of the partnership equity.

(2)	Tomoka Ag Inc. is 100% owned by Indigo Group Inc.
(3)	CTO Realty Growth, Inc. is the Member.
(4)	Palms Del Mar Inc. is the Member.
(5)	Indigo Development LLC is the Managing Member.
(6)	Golden Arrow 6 LLC is the Managing Member.
(7)	Indigo Group Inc. is the Managing Member.
(8)	LHC15 Atlantic DB JV LLC is the 50% Managing Member. CTO16 Atlantic LLC is the other 50% Member.
(9)	Formerly known as Golden Arrow Plaza Retail LLC
(10)	Formerly known as DB LAND LLC, formerly known as CTO17 Atlanta LLC

All subsidiaries are included in the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere herein.